UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 25, 2003
Date of Report (Date of earliest event reported)

AAMES FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-13660	95-340340
(State or other jurisdiction of incorporation)	(Commission file numbers)	(I.R.S. employer identification no.)
350 South Grand Avenue Los Angeles, California		90071
(Address of principal executive offices)		(ZIP Code)
(323) 210-5000
(Registrant's telephone number, including area code)
NA
(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 25, 2003, Aames Financial Corporation executed a commitment letter with Greenwich Capital Financial Products, Inc., whereby Greenwich agreed to provide Aames with a financing facility of up to $82.9 million secured by certain of Aames's residual assets and servicing advances, subject to certain conditions, including the negotiation and execution of a definitive loan agreement. Aames intends to use the proceeds from this facility to redeem Aames's outstanding 9.125% Senior Notes due 2003. Aames anticipates completing the financing with Greenwich prior to the maturity of Aames's senior notes. Aames can give no assurance that it will be able to successfully negotiate and execute a definitive loan agreement or satisfy any other conditions required to complete the financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES FINANCIAL CORPORATION

By:	/s/ Patrick D. Grosso
Patrick D. Grosso
Assistant Secretary

Dated: April 25, 2003